Exhibit 99.1

FOR IMMEDIATE RELEASE

October 24, 2019

Columbia Banking System Announces Third Quarter 2019 Results,
and Quarterly Cash Dividend

Highlights

•	Quarterly net income of $50.7 million and diluted earnings per share of $0.70, inclusive of a $4.7 million gain, net of tax, from the sale-leaseback of owned real estate

•	Net loans increased $109.4 million, or 5.1% on an annualized basis from loan production of $383.0 million

•	Nonperforming assets to period end assets ratio improved for the seventh consecutive quarter to 0.27%

•	Repurchased 676 thousand shares of common stock during the quarter

•	Regular cash dividend declared of $0.28 per share

TACOMA, Washington, October 24, 2019 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s third quarter 2019 earnings, “Third quarter results reflected our focus on executing on our fundamentals. We responsibly built loan totals, increased deposits, and improved our credit quality metrics. Operating expenses were well controlled and meaningful progress was made in moving a number of digital initiatives to completion. Net income for the quarter was one of our strongest at $50.7 million and is a tribute to the dedication and hard work of the Columbia Bank team.”

Balance Sheet
Total assets at September 30, 2019 were $13.76 billion, an increase of $667.0 million from the linked quarter. Loans were $8.76 billion, up $109.4 million, or 5.1% annualized, from June 30, 2019 as a result of loan originations of $383.0 million and increased seasonal line utilization partially offset by payments. Securities available for sale were $3.37 billion at September 30, 2019, an increase of $503.2 million from $2.86 billion at June 30, 2019. Total deposits at September 30, 2019 were $10.86 billion, an increase of $644.1 million from June 30, 2019. Deposit mix remained fairly consistent from June 30, 2019 with 49% noninterest-bearing and 51% interest-bearing. The average cost of total deposits for the quarter was 26 basis points, an increase of 6 basis points from the second quarter of 2019, which was impacted by the increase in public funds. For additional information regarding this calculation, see the “Net Interest Margin” section.
Greg Sigrist, Columbia’s Executive Vice President and Chief Financial Officer, stated, “We selectively increased public funds by approximately $300 million in the third quarter as an alternative funding source, with a corresponding increase in our investment securities, as we expanded our interest rate risk strategy to partially mitigate the impact of further interest rate cuts. Although this did increase our cost of deposits by 6 basis points, our relationship deposit franchise is well intact and continues to benefit from having nearly half of our deposits in noninterest-bearing accounts.”
Income Statement
Net Interest Income
Net interest income for the third quarter of 2019 was $122.5 million, a decrease of $2.7 million and $346 thousand from the linked quarter and the prior year period, respectively. After taking into consideration the $4.9 million of interest recoveries on nonaccrual loans received in the second quarter of 2019, net interest income was $2.2 million higher than the second quarter of 2019. This increase was due to lower Federal Home Loan Bank (“FHLB”) interest expense and higher interest income on interest earning assets due to higher average volumes, partially offset by higher deposit interest expense due to higher average balances and rates on interest-bearing public funds, excluding certificates of deposit. Net interest income compared to the prior year period was relatively unchanged. The increase in interest income from higher average balances of interest-earning assets in the third quarter of 2019 was offset by higher interest expense from higher average balances of FHLB advances and interest-bearing public funds, excluding certificates of deposit. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.

Noninterest Income
Noninterest income was $28.0 million for the third quarter of 2019, an increase of $2.4 million and $7.0 million from the second quarter of 2019 and the prior year period, respectively. The linked quarter increase was principally due to a $5.9 million gain from the sale-leaseback of owned real estate during the third quarter of 2019. This gain was partially offset by $3.0 million in bank-owned life insurance (“BOLI”) benefits and a $667 thousand gain on disposal of loans realized during the second quarter of 2019. The increase from the prior year period was primarily due to the previously noted sale-leaseback gain in the third quarter of 2019.
Noninterest Expense
Total noninterest expense for the third quarter of 2019 was $87.1 million, an increase of $348 thousand and $4.2 million from the linked quarter and the prior year period, respectively. The increase in noninterest expense was a result of higher salaries, other compensation and incentive plan expenses, which were partially offset by lower provision for off-balance sheet reserves during the quarter. After removing acquisition-related expenses of $1.1 million from the third quarter of 2018, year over year noninterest expense increased $5.3 million, or 7%. This increase was primarily driven by higher compensation and employee benefits expense, which was partially offset by a decrease in regulatory premium expenses. The Bank’s Federal Deposit Insurance Corporation (“FDIC”) deposit insurance expense was reduced due to the utilization of a portion of our FDIC Small Bank Assessment Credit.
Net Interest Margin
Beginning January 2019, our net interest margin was calculated using the actual number of days on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Columbia’s net interest margin (tax equivalent) for the third quarter of 2019 was 4.14%, a decrease of 26 basis points and 23 basis points from the linked quarter and prior year period, respectively. The decrease in the net interest margin (tax equivalent) compared to the linked quarter was driven by the previously noted $4.9 million, or 17 basis points, of loan interest recoveries received in the second quarter of 2019. The remainder of the decline was largely driven by the net impact of the approximately $300 million increase in securities and public funds as part of the expanded interest rate risk strategy. Additionally, a benefit from deposit inflows was largely offset by lower yields on loans and investments. Further, the decline related to the interest rate environment was offset by changes in the mix and volume of interest-earning assets as well as lower levels of FHLB advances. Compared to the prior year period, the decreased net interest margin (tax equivalent) was driven by higher rates on our deposits and borrowings as well as lower accretion income on acquired loans as reflected in the table below.
Columbia’s operating net interest margin (tax equivalent)(2) was 4.12% for the third quarter of 2019, which decreased 26 and 22 basis points compared to the linked quarter and the prior year period, respectively. The decreases in the operating net interest margin for the third quarter of 2019 compared to the linked quarter and the prior year quarter were due to the items previously noted in the preceding paragraph, except for the lower accretion income, which is not included in the operating net interest margin.
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018
	(dollars in thousands)
Incremental accretion income due to:
Purchased credit impaired loans	$113	$579	$288	$395	$585	$980	$1,240
Other acquired loans	1,959	2,084	1,747	2,218	2,643	5,790	8,703
Incremental accretion income	$2,072	$2,663	$2,035	$2,613	$3,228	$6,770	$9,943

Net interest margin (tax equivalent) (1)	4.14%	4.40%	4.32%	4.36%	4.37%	4.28%	4.32%
Operating net interest margin (tax equivalent) (1)(2)	4.12%	4.38%	4.33%	4.34%	4.34%	4.28%	4.29%
__________
(1) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(2) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Asset Quality
At September 30, 2019, nonperforming assets to total assets were 0.27% compared to 0.31% at June 30, 2019. Total nonperforming assets decreased $2.5 million from the linked quarter due to a decrease in both nonaccrual loans and OREO.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “Our credit metrics continue to perform better than our peer group average. This is reflective of the commitment our bankers have to our risk disciplines as well as the diligent efforts of our special assets team. The quarter benefited from $1.8 million in net recoveries which allowed us to keep our credit cost to a minimum.”
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	September 30, 2019	June 30, 2019	December 31, 2018
	(in thousands)
Nonaccrual loans:
Commercial business	$24,408	$23,997	$35,513
Real estate:
One-to-four family residential	574	860	1,158
Commercial and multifamily residential	10,083	11,843	14,904
Total real estate	10,657	12,703	16,062
Real estate construction:
One-to-four family residential	—	—	318
Consumer	1,956	2,338	2,949
Total nonaccrual loans	37,021	39,038	54,842
OREO and other personal property owned	625	1,118	6,049
Total nonperforming assets	$37,646	$40,156	$60,891

The following table provides an analysis of the Company’s allowance for loan and lease losses:

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands)
Beginning balance, loans excluding PCI loans	$77,248	$80,029	$75,368	$79,758	$68,739
Beginning balance, PCI loans	3,269	3,245	4,782	3,611	6,907
Beginning balance	80,517	83,274	80,150	83,369	75,646
Charge-offs:
Commercial business	(2,365)	(4,118)	(606)	(7,732)	(8,858)
One-to-four family residential real estate	—	—	—	(2)	—
Commercial and multifamily residential real estate	—	—	—	—	(223)
One-to-four family residential real estate construction	—	—	—	(170)	—
Consumer	(285)	(354)	(277)	(1,117)	(773)
Purchased credit impaired	(722)	(815)	(1,208)	(2,626)	(3,786)
Total charge-offs	(3,372)	(5,287)	(2,091)	(11,647)	(13,640)
Recoveries:
Commercial business	358	547	547	1,385	2,892
One-to-four family residential real estate	65	20	21	102	389
Commercial and multifamily residential real estate	184	33	213	248	1,012
One-to-four family residential real estate construction	2,471	661	583	3,192	616
Commercial and multifamily residential real estate construction	—	1	—	1	—
Consumer	326	178	266	742	796
Purchased credit impaired	1,812	872	945	3,389	3,096
Total recoveries	5,216	2,312	2,575	9,059	8,801
Net (charge-offs) recoveries	1,844	(2,975)	484	(2,588)	(4,839)
Provision for loan and lease losses, excluding PCI loans	1,600	251	3,655	3,195	15,180
Recapture of loan and lease losses, PCI loans	(1,301)	(33)	(502)	(1,316)	(2,200)
Provision for loan and lease losses	299	218	3,153	1,879	12,980
Ending balance, loans excluding PCI loans	79,602	77,248	79,770	79,602	79,770
Ending balance, PCI loans	3,058	3,269	4,017	3,058	4,017
Ending balance	$82,660	$80,517	$83,787	$82,660	$83,787
The allowance for loan and lease losses to period end loans was 0.94% at September 30, 2019 compared to 0.93% at June 30, 2019. For the third quarter of 2019, Columbia recorded a net provision for loan and lease losses of $299 thousand compared to a net provision of $218 thousand for the linked quarter and a net provision of $3.2 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the third quarter of 2019 consisted of $1.6 million of provision expense for loans, excluding PCI loans, and a provision recapture of $1.3 million for PCI loans.

Organizational Update
During the quarter, the Company announced the upcoming retirement of Mr. Robbins and its related succession planning activities. Mr. Robbins stated, “I am proud to pass the torch to Clint who has a 14 year proven track record of success in helping grow Columbia Bank to where we are today. The various roles that Clint has held while at Columbia Bank have prepared him well for this next phase of his career. He is very well respected among our investors, community leaders and employees.”
During the first nine months of 2019, the Bank received the following accolades:

•	Hadley Robbins was named to the inaugural Power 100 list of the most influential leaders in the region by the Puget Sound Business Journal;

•	Selected as one of the Top Corporate Philanthropists for 2019 by the Portland Business Journal;

•	Received an Extraordinary Banking Award for 2019 by the Institute of Extraordinary Banking;

•	Named to the list of Top Workplaces in 2018 by Portland’s Oregonian;

•	Honored as one of Oregon’s Most Admired Companies in 2018 by the Portland Business Journal;

•	For the 13th consecutive year, named as one of Washington’s Best Workplaces by Puget Sound Business Journal;

•	Winner of the 2018 Corporate Citizenship Award for midsize companies in Washington state from the Puget Sound Business Journal;

•	Selected as Best Bank and Best Large Business in The Best of South Sound reader’s choice poll for 2019 by South Sound Magazine;

•	Received the Corporate Award of the Year for work with Small Business Association Loans to minority owned businesses from the Oregon Association of Minority Entrepreneurs;

•	Selected as one of the Best Banks in the Best of The Mid-Valley, in the annual reader’s poll by the Salem Statesman Journal;

•	Columbia Bank’s Board of Directors was awarded the Governance Award for their service to the Bank and the community by Seattle Business Magazine;

•	Recognized as one of the Best Places to Work in Idaho by Populus Marketing Research;

•	Awarded the 2018 National Association of Secretaries of State Medallion for outstanding work to improve lives in Washington communities from The State of Washington Secretary of State’s Office; and

•	Selected as one of America’s Best Banks of 2019 among the nation’s 100 largest publicly traded banks and thrifts by Forbes.

Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on November 20, 2019 to shareholders of record as of the close of business on November 6, 2019.
Conference Call Information
Columbia’s management will discuss the third quarter 2019 financial results on a conference call scheduled for Thursday, October 24, 2019 at 10:00 a.m. Pacific Daylight Time (1:00 p.m. EDT). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~102419
The conference call can also be accessed on Thursday, October 24, 2019 at 10:00 a.m. Pacific Daylight Time (1:00 p.m. EDT) by calling 888-286-8956; Conference ID: 7935679.
A replay of the call can be accessed beginning Friday, October 25, 2019 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~102419
About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the 13th consecutive year, the bank was named in 2019 as one of Puget Sound Business Journal's “Washington’s Best Workplaces.” For the 8th consecutive year, Columbia was included in the 2019 Forbes America’s Best Banks list.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) failure to maintain effective internal controls over financial reporting or disclosure controls and procedures may adversely affect our business; (7) reliance on and cost of technology may increase; and (8) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Gregory A. Sigrist,
Executive Vice President and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				September 30,	June 30,	December 31,
				2019	2019	2018
				(in thousands)
ASSETS
Cash and due from banks				$278,461	$224,327	$260,180
Interest-earning deposits with banks				20,144	34,332	17,407
Total cash and cash equivalents				298,605	258,659	277,587
Debt securities available for sale at fair value				3,367,572	2,864,418	3,167,448
Federal Home Loan Bank (“FHLB”) stock at cost				29,680	29,800	25,960
Loans held for sale				15,036	12,189	3,849
Loans, net of unearned income				8,756,355	8,646,990	8,391,511
Less: allowance for loan and lease losses				82,660	80,517	83,369
Loans, net				8,673,695	8,566,473	8,308,142
Interest receivable				48,503	46,878	45,323
Premises and equipment, net				165,431	167,295	168,788
Other real estate owned				625	1,118	6,019
Goodwill				765,842	765,842	765,842
Other intangible assets, net				37,908	40,540	45,937
Other assets				354,863	337,596	280,250
Total assets				$13,757,760	$13,090,808	$13,095,145
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$5,320,435	$5,082,219	$5,227,216
Interest-bearing				5,535,281	5,129,380	5,230,910
Total deposits				10,855,716	10,211,599	10,458,126
FHLB advances				492,482	495,496	399,523
Securities sold under agreements to repurchase				24,489	50,226	61,094
Subordinated debentures				35,323	35,370	35,462
Other liabilities				188,173	164,479	107,291
Total liabilities				11,596,183	10,957,170	11,061,496
Commitments and contingent liabilities
	September 30,	June 30,	December 31,
	2019	2019	2018
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	73,588	73,548	73,249	1,648,335	1,648,335	1,642,246
Outstanding	72,288	72,924	73,249
Retained earnings				493,738	463,429	426,708
Accumulated other comprehensive income (loss)				64,884	47,150	(35,305)
Treasury stock at cost	1,300	624	—	(45,380)	(21,863)	—
Total shareholders’ equity				2,161,577	2,133,638	2,033,649
Total liabilities and shareholders’ equity				$13,757,760	$13,090,808	$13,095,145

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest Income	(in thousands except per share amounts)
Loans	$112,656	$116,585	$109,748	$337,657	$318,187
Taxable securities	16,457	15,918	14,654	49,790	39,285
Tax-exempt securities	2,556	2,712	3,069	8,237	9,196
Deposits in banks	864	207	104	1,159	600
Total interest income	132,533	135,422	127,575	396,843	367,268
Interest Expense
Deposits	6,863	4,976	3,193	16,337	8,274
FHLB advances	2,569	4,708	966	9,962	2,351
Subordinated debentures	468	468	468	1,404	1,404
Other borrowings	183	154	152	552	288
Total interest expense	10,083	10,306	4,779	28,255	12,317
Net Interest Income	122,450	125,116	122,796	368,588	354,951
Provision for loan and lease losses	299	218	3,153	1,879	12,980
Net interest income after provision for loan and lease losses	122,151	124,898	119,643	366,709	341,971
Noninterest Income
Deposit account and treasury management fees	9,015	9,035	9,266	27,030	26,689
Card revenue	4,006	3,763	3,714	11,431	16,143
Financial services and trust revenue	3,226	3,425	2,975	9,608	8,924
Loan revenue	3,855	3,596	3,282	9,840	9,522
Bank owned life insurance	1,528	1,597	1,402	4,644	4,540
Investment securities gains (losses), net	—	285	(62)	2,132	(73)
Other	6,400	3,947	442	10,689	2,109
Total noninterest income	28,030	25,648	21,019	75,374	67,854
Noninterest Expense
Compensation and employee benefits	54,459	52,015	49,419	158,559	148,938
Occupancy	8,645	8,712	8,321	26,166	27,718
Data processing	5,102	4,601	4,466	14,372	14,957
Legal and professional fees	5,683	6,554	4,695	16,810	12,103
Amortization of intangibles	2,632	2,649	3,070	8,029	9,346
Business and Occupation ("B&O") taxes (1)	1,325	1,411	1,478	4,612	4,254
Advertising and promotion	1,752	870	1,472	3,596	4,523
Regulatory premiums	(38)	956	904	1,902	2,778
Net cost (benefit) of operation of other real estate owned	(90)	(705)	485	(682)	1,244
Other (1)	7,606	9,665	8,531	25,140	27,610
Total noninterest expense	87,076	86,728	82,841	258,504	253,471
Income before income taxes	63,105	63,818	57,821	183,579	156,354
Provision for income taxes	12,378	12,094	11,406	35,257	28,220
Net Income	$50,727	$51,724	$46,415	$148,322	$128,134
Earnings per common share
Basic	$0.70	$0.71	$0.63	$2.04	$1.75
Diluted	$0.70	$0.71	$0.63	$2.04	$1.75
Dividends declared per common share - regular	$0.28	$0.28	$0.26	$0.84	$0.74
Dividends declared per common share - special	—	0.14	—	0.28	—
Dividends declared per common share - total	$0.28	$0.42	$0.26	$1.12	$0.74
Weighted average number of common shares outstanding	71,803	72,451	72,427	72,256	72,370
Weighted average number of diluted common shares outstanding	71,803	72,451	72,432	72,257	72,374
__________
(1) Beginning the first quarter of 2019, B&O taxes were reported separately from other taxes, licenses and fees, which are now reported under “other noninterest expense.” Prior periods have been reclassified to conform to current period presentation.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$122,450	$125,116	$122,796	$368,588	$354,951
Provision for loan and lease losses	$299	$218	$3,153	$1,879	$12,980
Noninterest income	$28,030	$25,648	$21,019	$75,374	$67,854
Noninterest expense	$87,076	$86,728	$82,841	$258,504	$253,471
Acquisition-related expense (included in noninterest expense)	$—	$—	$1,081	$—	$8,168
Net income	$50,727	$51,724	$46,415	$148,322	$128,134
Per Common Share
Earnings (basic)	$0.70	$0.71	$0.63	$2.04	$1.75
Earnings (diluted)	$0.70	$0.71	$0.63	$2.04	$1.75
Book value	$29.90	$29.26	$27.05	$29.90	$27.05
Tangible book value per common share (1)	$18.78	$18.20	$15.93	$18.78	$15.93
Averages
Total assets	$13,459,774	$13,096,413	$12,805,131	$13,202,917	$12,646,678
Interest-earning assets	$11,941,578	$11,606,727	$11,326,629	$11,704,702	$11,168,143
Loans	$8,694,592	$8,601,819	$8,456,632	$8,568,746	$8,398,596
Securities, including equity securities and FHLB stock	$3,102,213	$2,969,749	$2,849,495	$3,070,582	$2,720,625
Deposits	$10,668,767	$10,186,370	$10,478,800	$10,376,841	$10,359,896
Interest-bearing deposits	$5,517,171	$5,174,875	$5,376,300	$5,307,212	$5,390,859
Interest-bearing liabilities	$5,989,042	$5,841,425	$5,620,997	$5,878,492	$5,619,943
Noninterest-bearing deposits	$5,151,596	$5,011,496	$5,102,500	$5,069,629	$4,969,037
Shareholders’ equity	$2,152,916	$2,096,157	$1,983,317	$2,098,364	$1,962,506
Financial Ratios
Return on average assets	1.51%	1.58%	1.45%	1.50%	1.35%
Return on average common equity	9.42%	9.87%	9.36%	9.42%	8.71%
Return on average tangible common equity (1)	15.67%	16.71%	16.74%	15.98%	15.80%
Average equity to average assets	16.00%	16.01%	15.49%	15.89%	15.52%
Shareholders equity to total assets	15.71%	16.30%	15.29%	15.71%	15.29%
Tangible common shareholders’ equity to tangible assets (1)	10.48%	10.80%	9.61%	10.48%	9.61%
Net interest margin (tax equivalent) (2)	4.14%	4.40%	4.37%	4.28%	4.32%
Efficiency ratio (tax equivalent) (3)	56.91%	56.57%	56.67%	57.25%	58.97%
Operating efficiency ratio (tax equivalent) (1)	58.65%	56.34%	54.83%	57.50%	56.13%
Noninterest expense ratio	2.59%	2.65%	2.59%	2.61%	2.67%
Core noninterest expense ratio (1)	2.59%	2.65%	2.55%	2.61%	2.59%
	September 30,	June 30,	December 31,
Period end	2019	2019	2018
Total assets	$13,757,760	$13,090,808	$13,095,145
Loans, net of unearned income	$8,756,355	$8,646,990	$8,391,511
Allowance for loan and lease losses	$82,660	$80,517	$83,369
Securities, including equity securities and FHLB stock	$3,397,252	$2,894,218	$3,193,408
Deposits	$10,855,716	$10,211,599	$10,458,126
Shareholders’ equity	$2,161,577	$2,133,638	$2,033,649
Nonperforming assets
Nonaccrual loans	$37,021	$39,038	$54,842
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	625	1,118	6,049
Total nonperforming assets	$37,646	$40,156	$60,891
Nonperforming loans to period-end loans	0.42%	0.45%	0.65%
Nonperforming assets to period-end assets	0.27%	0.31%	0.46%
Allowance for loan and lease losses to period-end loans	0.94%	0.93%	0.99%
Net loan charge-offs (recoveries) (for the three months ended)	$(1,844)	$2,975	$2,207
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Beginning January 2019, net interest margin was calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(3) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$122,450	$125,116	$121,022	$123,888	$122,796
Provision for loan and lease losses	$299	$218	$1,362	$1,789	$3,153
Noninterest income	$28,030	$25,648	$21,696	$20,402	$21,019
Noninterest expense	$87,076	$86,728	$84,700	$87,019	$82,841
Acquisition-related expense (included in noninterest expense)	$—	$—	$—	$493	$1,081
Net income	$50,727	$51,724	$45,871	$44,748	$46,415
Per Common Share
Earnings (basic)	$0.70	$0.71	$0.63	$0.61	$0.63
Earnings (diluted)	$0.70	$0.71	$0.63	$0.61	$0.63
Book value	$29.90	$29.26	$28.39	$27.76	$27.05
Averages
Total assets	$13,459,774	$13,096,413	$13,048,041	$12,957,754	$12,805,131
Interest-earning assets	$11,941,578	$11,606,727	$11,561,627	$11,458,470	$11,326,629
Loans	$8,694,592	$8,601,819	$8,406,664	$8,441,354	$8,456,632
Securities, including equity securities and FHLB stock	$3,102,213	$2,969,749	$3,140,201	$2,998,638	$2,849,495
Deposits	$10,668,767	$10,186,371	$10,271,016	$10,560,280	$10,478,800
Interest-bearing deposits	$5,517,171	$5,174,875	$5,226,396	$5,298,590	$5,376,300
Interest-bearing liabilities	$5,989,042	$5,841,425	$5,802,965	$5,599,646	$5,620,997
Noninterest-bearing deposits	$5,151,596	$5,011,496	$5,044,620	$5,261,690	$5,102,500
Shareholders’ equity	$2,152,916	$2,096,157	$2,044,832	$1,988,981	$1,983,317
Financial Ratios
Return on average assets	1.51%	1.58%	1.41%	1.38%	1.45%
Return on average common equity	9.42%	9.87%	8.97%	9.00%	9.36%
Average equity to average assets	16.00%	16.01%	15.67%	15.35%	15.49%
Shareholders’ equity to total assets	15.71%	16.30%	15.99%	15.53%	15.29%
Net interest margin (tax equivalent) (1)	4.14%	4.40%	4.32%	4.36%	4.37%
Period end
Total assets	$13,757,760	$13,090,808	$13,064,436	$13,095,145	$12,956,596
Loans, net of unearned income	$8,756,355	$8,646,990	$8,520,798	$8,391,511	$8,514,317
Allowance for loan and lease losses	$82,660	$80,517	$83,274	$83,369	$83,787
Securities, including equity securities and FHLB stock	$3,397,252	$2,894,218	$3,052,870	$3,193,408	$2,942,655
Deposits	$10,855,716	$10,211,599	$10,369,009	$10,458,126	$10,603,957
Shareholders’ equity	$2,161,577	$2,133,638	$2,088,620	$2,033,649	$1,981,395
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$37,908	$40,540	$43,189	$45,937	$48,827
Nonperforming assets
Nonaccrual loans	$37,021	$39,038	$52,615	$54,842	$60,332
OREO and OPPO	625	1,118	6,075	6,049	7,415
Total nonperforming assets	$37,646	$40,156	$58,690	$60,891	$67,747
Nonperforming loans to period-end loans	0.42%	0.45%	0.62%	0.65%	0.71%
Nonperforming assets to period-end assets	0.27%	0.31%	0.45%	0.46%	0.52%
Allowance for loan and lease losses to period-end loans	0.94%	0.93%	0.98%	0.99%	0.98%
Net loan charge-offs (recoveries)	$(1,844)	$2,975	$1,457	$2,207	$(484)
__________
(1) Beginning January 2019, net interest margin was calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,707,314	$3,644,051	$3,509,472	$3,438,422	$3,554,147
Real estate:
One-to-four family residential	273,079	279,091	282,673	238,367	232,924
Commercial and multifamily residential	3,975,647	3,913,546	3,917,833	3,846,027	3,786,615
Total real estate	4,248,726	4,192,637	4,200,506	4,084,394	4,019,539
Real estate construction:
One-to-four family residential	195,198	201,783	207,900	217,790	211,629
Commercial and multifamily residential	261,786	255,452	240,458	284,394	349,328
Total real estate construction	456,984	457,235	448,358	502,184	560,957
Consumer	297,009	305,752	312,886	318,945	327,863
Purchased credit impaired	81,777	84,730	88,257	89,760	95,936
Subtotal loans	8,791,810	8,684,405	8,559,479	8,433,705	8,558,442
Less: Net unearned income	(35,455)	(37,415)	(38,681)	(42,194)	(44,125)
Loans, net of unearned income	8,756,355	8,646,990	8,520,798	8,391,511	8,514,317
Less: Allowance for loan and lease losses	(82,660)	(80,517)	(83,274)	(83,369)	(83,787)
Total loans, net	8,673,695	8,566,473	8,437,524	8,308,142	8,430,530
Loans held for sale	$15,036	$12,189	$4,017	$3,849	$5,275

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan Portfolio Composition - Percentages	2019	2019	2019	2018	2018
Commercial business	42.3%	42.1%	41.2%	41.0%	41.7%
Real estate:
One-to-four family residential	3.1%	3.2%	3.3%	2.8%	2.7%
Commercial and multifamily residential	45.5%	45.3%	46.1%	45.8%	44.5%
Total real estate	48.6%	48.5%	49.4%	48.6%	47.2%
Real estate construction:
One-to-four family residential	2.2%	2.3%	2.4%	2.6%	2.5%
Commercial and multifamily residential	3.0%	3.0%	2.8%	3.4%	4.1%
Total real estate construction	5.2%	5.3%	5.2%	6.0%	6.6%
Consumer	3.4%	3.5%	3.7%	3.8%	3.9%
Purchased credit impaired	0.9%	1.0%	1.0%	1.1%	1.1%
Subtotal loans	100.4%	100.4%	100.5%	100.5%	100.5%
Less: Net unearned income	(0.4)%	(0.4)%	(0.5)%	(0.5)%	(0.5)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$5,320,435	$5,082,219	$5,106,568	$5,227,216	$5,250,222
Money market (1)	2,295,229	2,240,522	2,311,937	2,294,125	2,341,830
Interest-bearing demand (1)	1,059,502	1,058,545	1,078,849	1,084,863	1,111,809
Savings (1)	892,438	887,172	896,458	889,849	908,194
Interest-bearing public funds, other than certificates of deposit (1)	629,797	270,398	269,156	233,938	220,840
Certificates of deposit, less than $250,000	223,249	228,920	236,014	243,849	251,792
Certificates of deposit, $250,000 or more	107,506	105,782	101,965	89,473	90,387
Certificates of deposit insured by CDARS®	17,252	16,559	22,890	23,580	23,841
Brokered certificates of deposit	18,852	40,502	51,375	57,930	65,476
Reciprocal money market accounts	291,542	281,247	294,096	313,692	340,044
Subtotal	10,855,802	10,211,866	10,369,308	10,458,515	10,604,435
Valuation adjustment resulting from acquisition accounting	(86)	(267)	(299)	(389)	(478)
Total deposits	$10,855,716	$10,211,599	$10,369,009	$10,458,126	$10,603,957

	September 30,	June 30,	March 31,	December 31,	September 30,
Deposit Composition - Percentages	2019	2019	2019	2018	2018
Demand and other noninterest-bearing	49.0%	49.8%	49.2%	50.0%	49.5%
Money market (1)	21.1%	21.9%	22.3%	21.9%	22.1%
Interest-bearing demand (1)	9.8%	10.4%	10.4%	10.4%	10.5%
Savings (1)	8.2%	8.7%	8.6%	8.5%	8.6%
Interest-bearing public funds, other than certificates of deposit (1)	5.8%	2.7%	2.6%	2.2%	2.1%
Certificates of deposit, less than $250,000	2.1%	2.2%	2.3%	2.3%	2.4%
Certificates of deposit, $250,000 or more	1.0%	1.0%	1.0%	0.9%	0.9%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.2%	0.4%	0.5%	0.6%	0.6%
Reciprocal money market accounts	2.6%	2.7%	2.9%	3.0%	3.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
__________
(1) Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2019			September 30, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,694,592	$114,099	5.21%	$8,456,632	$110,925	5.20%
Taxable securities	2,654,490	16,457	2.46%	2,336,405	14,654	2.49%
Tax exempt securities (2)	447,723	3,235	2.87%	513,090	3,885	3.00%
Interest-earning deposits with banks	144,773	864	2.37%	20,502	104	2.01%
Total interest-earning assets	11,941,578	134,655	4.47%	11,326,629	129,568	4.54%
Other earning assets	230,140			228,332
Noninterest-earning assets	1,288,056			1,250,170
Total assets	$13,459,774			$12,805,131
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (4)	2,589,390	2,840	0.44%	2,727,928	1,671	0.24%
Interest-bearing demand (4)	1,049,833	438	0.17%	1,089,324	437	0.16%
Savings accounts (4)	893,395	49	0.02%	888,997	31	0.01%
Interest-bearing public funds, other than certificates of deposit (4)	602,674	2,879	1.90%	229,855	510	0.88%
Certificates of deposit	381,879	657	0.68%	440,196	544	0.49%
Total interest-bearing deposits	5,517,171	6,863	0.49%	5,376,300	3,193	0.24%
FHLB advances	400,956	2,569	2.54%	167,531	966	2.29%
Subordinated debentures	35,346	468	5.25%	35,530	468	5.23%
Other borrowings and interest-bearing liabilities	35,569	183	2.04%	41,636	152	1.45%
Total interest-bearing liabilities	5,989,042	10,083	0.67%	5,620,997	4,779	0.34%
Noninterest-bearing deposits	5,151,596			5,102,500
Other noninterest-bearing liabilities	166,220			98,317
Shareholders’ equity	2,152,916			1,983,317
Total liabilities & shareholders’ equity	$13,459,774			$12,805,131
Net interest income (tax equivalent)		$124,572			$124,789
Net interest margin (tax equivalent)			4.14%			4.37%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.0 million and $2.5 million for the three months ended September 30, 2019 and 2018, respectively. The incremental accretion income on acquired loans was $2.1 million and $3.2 million for the three months ended September 30, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.2 million for the three months ended September 30, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $679 thousand and $816 thousand for the three months ended September 30, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

(4)
Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2019			June 30, 2019
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,694,592	$114,099	5.21%	$8,601,819	$117,984	5.50%
Taxable securities	2,654,490	16,457	2.46%	2,506,672	15,918	2.55%
Tax exempt securities (2)	447,723	3,235	2.87%	463,077	3,433	2.97%
Interest-earning deposits with banks	144,773	864	2.37%	35,159	207	2.36%
Total interest-earning assets	11,941,578	134,655	4.47%	11,606,727	137,542	4.75%
Other earning assets	230,140			233,273
Noninterest-earning assets	1,288,056			1,256,413
Total assets	$13,459,774			$13,096,413
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (4)	$2,589,390	$2,840	0.44%	$2,539,757	$2,896	0.46%
Interest-bearing demand (4)	1,049,833	438	0.17%	1,066,876	428	0.16%
Savings accounts (4)	893,395	49	0.02%	891,341	43	0.02%
Interest-bearing public funds, other than certificates of deposit (4)	602,674	2,879	1.90%	273,387	1,023	1.50%
Certificates of deposit	381,879	657	0.68%	403,514	586	0.58%
Total interest-bearing deposits	5,517,171	6,863	0.49%	5,174,875	4,976	0.39%
FHLB advances	400,956	2,569	2.54%	602,041	4,708	3.14%
Subordinated debentures	35,346	468	5.25%	35,392	468	5.30%
Other borrowings and interest-bearing liabilities	35,569	183	2.04%	29,117	154	2.12%
Total interest-bearing liabilities	5,989,042	10,083	0.67%	5,841,425	10,306	0.71%
Noninterest-bearing deposits	5,151,596			5,011,496
Other noninterest-bearing liabilities	166,220			147,335
Shareholders’ equity	2,152,916			2,096,157
Total liabilities & shareholders’ equity	$13,459,774			$13,096,413
Net interest income (tax equivalent)		$124,572			$127,236
Net interest margin (tax equivalent)			4.14%			4.40%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.0 million and $2.1 million for the three months ended September 30, 2019 and June 30, 2019, respectively. The incremental accretion on acquired loans was $2.1 million and $2.7 million for the three months ended September 30, 2019 and June 30, 2019, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.4 million for the three months ended September 30, 2019 and June 30, 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $679 thousand and $721 thousand for the three months ended September 30, 2019 and June 30, 2019, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

(4)
Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,568,746	$341,798	5.33%	$8,398,596	$321,542	5.12%
Taxable securities	2,599,595	49,790	2.56%	2,202,497	39,285	2.38%
Tax exempt securities (2)	470,987	10,426	2.96%	518,128	11,640	3.00%
Interest-earning deposits with banks	65,374	1,159	2.37%	48,922	600	1.64%
Total interest-earning assets	11,704,702	$403,173	4.61%	11,168,143	$373,067	4.47%
Other earning assets	231,823			222,570
Noninterest-earning assets	1,266,392			1,255,965
Total assets	$13,202,917			$12,646,678
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (4)	$2,571,722	$8,321	0.43%	$2,704,471	$4,025	0.20%
Interest-bearing demand (4)	1,063,678	1,230	0.15%	1,097,523	1,161	0.14%
Savings accounts (4)	893,738	136	0.02%	880,561	102	0.02%
Interest-bearing public funds, other than certificates of deposit (4)	380,853	4,831	1.70%	247,068	1,367	0.74%
Certificates of deposit	397,221	1,819	0.61%	461,236	1,619	0.47%
Total interest-bearing deposits	5,307,212	16,337	0.41%	5,390,859	8,274	0.21%
FHLB advances	500,448	9,962	2.66%	150,054	2,351	2.09%
Subordinated debentures	35,392	1,404	5.30%	35,577	1,404	5.28%
Other borrowings and interest-bearing liabilities	35,440	552	2.08%	43,453	288	0.89%
Total interest-bearing liabilities	5,878,492	$28,255	0.64%	5,619,943	$12,317	0.29%
Noninterest-bearing deposits	5,069,629			4,969,037
Other noninterest-bearing liabilities	156,432			95,192
Shareholders’ equity	2,098,364			1,962,506
Total liabilities & shareholders’ equity	$13,202,917			$12,646,678
Net interest income (tax equivalent)		$374,918			$360,750
Net interest margin (tax equivalent)			4.28%			4.32%
__________

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $6.3 million and $6.8 million for the nine months ended September 30, 2019 and 2018, respectively. The incremental accretion on acquired loans was $6.8 million and $9.9 million for the nine months ended September 30, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $4.1 million and $3.4 million for the nine months ended September 30, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.2 million and $2.4 million for the nine months ended September 30, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rate was calculated using the actual number of days to be on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

(4)
Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$124,572	$127,236	$124,789	$374,918	$360,750
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on purchased credit impaired loans	(113)	(579)	(585)	(980)	(1,240)
Incremental accretion income on other acquired loans	(1,959)	(2,084)	(2,643)	(5,790)	(8,703)
Premium amortization on acquired securities	1,386	1,651	1,859	4,816	6,065
Interest reversals on nonaccrual loans	174	662	477	1,462	1,147
Operating net interest income (tax equivalent) (1)	$124,060	$126,886	$123,897	$374,426	$358,019
Average interest earning assets	$11,941,578	$11,606,727	$11,326,629	$11,704,702	$11,168,143
Net interest margin (tax equivalent) (1)(2)	4.14%	4.40%	4.37%	4.28%	4.32%
Operating net interest margin (tax equivalent) (1)(2)	4.12%	4.38%	4.34%	4.28%	4.29%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$87,076	$86,728	$82,841	$258,504	$253,471
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	—	—	(1,081)	—	(8,168)
Net benefit (cost) of operation of OREO and OPPO	113	705	(485)	704	(1,239)
Loss on asset disposals	(5)	—	(110)	(5)	(111)
Business and Occupation (“B&O”) taxes	(1,325)	(1,411)	(1,478)	(4,612)	(4,254)
Operating noninterest expense (numerator B)	$85,859	$86,022	$79,687	$254,591	$239,699

Net interest income (tax equivalent) (1)	$124,572	$127,236	$124,789	$374,918	$360,750
Noninterest income	28,030	25,648	21,019	75,374	67,854
Bank owned life insurance tax equivalent adjustment	406	424	373	1,234	1,207
Total revenue (tax equivalent) (denominator A)	$153,008	$153,308	$146,181	$451,526	$429,811

Operating net interest income (tax equivalent) (1)	$124,060	$126,886	$123,897	$374,426	$358,019
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	—	(285)	62	(2,132)	73
Gain on asset disposals	(6,104)	—	(29)	(6,104)	(111)
Operating noninterest income (tax equivalent)	22,332	25,787	21,425	68,372	69,023
Total operating revenue (tax equivalent) (denominator B)	$146,392	$152,673	$145,322	$442,798	$427,042
Efficiency ratio (tax equivalent) (numerator A/denominator A)	56.91%	56.57%	56.67%	57.25%	58.97%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	58.65%	56.34%	54.83%	57.50%	56.13%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.1 million, $2.1 million, and $2.0 million for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively; and $6.3 million and $5.8 million for the nine month periods ended September 30, 2019 and 2018, respectively.
(2) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$87,076	$86,728	$82,841	$258,504	$253,471
Adjustments to arrive at core noninterest expense:
Acquisition-related expenses	—	—	(1,081)	—	(8,168)
Core noninterest expense (numerator B)	$87,076	$86,728	$81,760	$258,504	$245,303
Average assets (denominator)	$13,459,774	$13,096,413	$12,805,131	$13,202,917	$12,646,678
Noninterest expense ratio (numerator A/denominator) (1)	2.59%	2.65%	2.59%	2.61%	2.67%
Core noninterest expense ratio (numerator B/denominator) (2)	2.59%	2.65%	2.55%	2.61%	2.59%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	September 30,	June 30,	September 30,
	2019	2019	2018
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,161,577	$2,133,638	$1,981,395
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(37,908)	(40,540)	(48,827)
Tangible common equity (numerator B)	$1,357,827	$1,327,256	$1,166,726
Total assets (denominator A)	$13,757,760	$13,090,808	$12,956,596
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(37,908)	(40,540)	(48,827)
Tangible assets (denominator B)	$12,954,010	$12,284,426	$12,141,927
Shareholders’ equity to total assets (numerator A/denominator A)	15.71%	16.30%	15.29%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	10.48%	10.80%	9.61%
Common shares outstanding (denominator C)	72,288	72,924	73,260
Book value per common share (numerator A/denominator C)	$29.90	$29.26	$27.05
Tangible book value per common share (numerator B/denominator C)	$18.78	$18.20	$15.93

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it, and, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$50,727	$51,724	$46,415	$148,322	$128,134
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,632	2,649	3,070	8,029	9,346
Tax effect on intangible amortization	(553)	(556)	(645)	(1,686)	(1,963)
Tangible income applicable to common shareholders (numerator B)	$52,806	$53,817	$48,840	154,665	$135,517
Average shareholders’ equity (denominator A)	$2,152,916	$2,096,157	$1,983,317	2,098,364	$1,962,506
Adjustments to arrive at average tangible common equity:
Average intangibles	(805,033)	(807,678)	(816,128)	(807,676)	(819,215)
Average tangible common equity (denominator B)	$1,347,883	$1,288,479	$1,167,189	$1,290,688	$1,143,291
Return on average common equity (numerator A/denominator A) (1)	9.42%	9.87%	9.36%	9.42%	8.71%
Return on average tangible common equity (numerator B/denominator B) (2)	15.67%	16.71%	16.74%	15.98%	15.80%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.